Exhibit 1


                           VOTING AGREEMENT (SERIES A)

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of September 21, 2008 by and among McAfee, Inc., a Delaware corporation ("Parent"), Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership and stockholder ("WP IX") of Secure Computing Corporation, a Delaware corporation (the "Company"), and Cary Davis, a stockholder of the Company (WP IX and Mr. Davis are each referred to herein as a "Stockholder" and collectively as "Stockholders").

     A. Parent, the Company and Seabiscuit Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 21, 2008, which provides for the merger (the "Merger") of Merger Sub with and into the Company with the Company surviving and pursuant to which all outstanding capital stock of the Company will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement.

     B. Each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the "Company Series A Preferred Stock"), of the Company, and such number of shares of common stock, par value $0.01 per share (the "Company Common Stock"), of the Company, including Company Common Stock issuable upon the exercise and conversion of the Company Series A Preferred Stock, in each case as is indicated under the name of such Stockholder on the signature page of this Agreement.

     C. In consideration of the execution of the Merger Agreement by Parent, the Stockholders (in their capacity as such) have, at the request of Parent, severally agreed, subject to the terms and conditions set forth in this Agreement, to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholders have or will acquire voting power, so as to facilitate consummation of the Merger. In addition, the Stockholders understand and acknowledge that the Company and Parent are entitled to rely on (i) the truth and accuracy of each Stockholder's representations contained herein and (ii) each Stockholder's performance of the obligations set forth herein.

     NOW, THEREFORE, intending to be legally bound hereby, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration the parties hereto hereby agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement as in effect on the date hereof. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          1.1 "Beneficially Own" or "Beneficial Ownership" or "Beneficially Owned," with respect to any securities, means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A "Beneficial Owner" is a Person who Beneficially Owns securities.

          1.2 "Expiration  Date" shall mean (A) with respect to each Stockholder
(i) the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement or (B) with respect to WP IX only, such date and time of any amendment, modification, change or waiver to the Merger Agreement executed after the date hereof that either results in (a) a change in the Base Amount, the Liquidation Amount or the Preferred Stock Merger Consideration or the definitions thereof in the Merger Agreement as they exist in the Merger Agreement as of the date hereof or WP IX receiving an amount at the Effective Time that is less than the Liquidation Value (as defined in the Certificate of Designations), as determined in accordance with the terms of the Certificate of Designations or (b) any change in the form of consideration payable pursuant to the Merger Agreement as in effect on the date hereof that results in the holders of Company Common Stock or the Company Series A Preferred Stock receiving non-cash consideration, in each case, that is not consented to in writing by WP IX in its sole discretion prior to such amendment, modification, change or waiver to the Merger Agreement.

          1.3 "Shares" shall mean, with respect to a Stockholder: (i) all shares of Company Common Stock (including all options, warrants and other rights to acquire shares of Company Common Stock) Beneficially Owned by such Stockholder as of the date of this Agreement, (ii) all shares of Company Series A Preferred Stock Beneficially Owned by such Stockholder as of the date of this Agreement, and (iii) all additional shares of Company Common Stock and Company Series A Preferred Stock (including all additional options, warrants and other rights to acquire shares of Company Common Stock) of which a Stockholder acquires Beneficial Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

          1.4 A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (other than in connection with the Merger pursuant to the Merger Agreement), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.   Transfer of Shares;  Other  Actions.
          -----------------------------------

          2.1 No Transfer of Shares. Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Shares Beneficially Owned by such Stockholder to be effected; provided, however, that nothing contained herein will be deemed to restrict the ability of Mr. Davis to (i) exercise, prior to the Expiration Date, any stock options or warrants of the Company held by Mr. Davis, (ii) transfer or otherwise dispose of Shares Beneficially Owned by Mr. Davis to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iii) transfer or otherwise dispose of Shares Beneficially Owned by Mr. Davis to any member of Mr. Davis's immediate family; or to a trust for the benefit of Mr. Davis or any member of Mr. Davis's immediate family; provided, further, that any transfer referred to in the foregoing proviso shall be permitted only if, as a precondition to such transfer, the transferee, whether a charitable organization, individual or trust, agrees to be bound by the terms of this Agreement and, if requested by Parent, to execute a Proxy (as hereinafter defined) in the form executed by Mr. Davis.

          2.2 No Transfer of Voting Rights. Each Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, neither Stockholder shall deposit, or permit the deposit of, any Shares Beneficially Owned by such Stockholder in a voting trust, grant any proxy in respect of the Shares Beneficially Owned by such Stockholder, or enter into any voting agreement or similar Contract to vote or give instructions with respect to the Shares Beneficially Owned by such Stockholder (other than this Agreement and the Proxy executed by such Stockholder) in contravention of the obligations of such Stockholder (including in any manner

                                      -2-
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inconsistent  with Section 4 below) under this  Agreement with respect to any of the Shares Beneficially Owned by such Stockholder.

          2.3 Other Actions. Commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, neither Stockholder shall, directly or indirectly, take any action (other than any action of a Stockholder, in such Stockholder's capacity as a director of the Company, in the exercise of such Stockholder's fiduciary duties with respect to an Alternative Transaction Proposal or Superior Proposal in compliance with the terms of the Merger Agreement) that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform its obligations under this Agreement.

     3.   Agreement to Request  Redemption  of Company  Series A Preferred
          Stock.
          ----------------------------------------------------------------

          3.1 Upon receipt of notice from the Company of an anticipated change in control, delivered in accordance with the provisions of Section 5 of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company (the "Certificate of Designations"), WP IX shall deliver to the Company notice of a Redemption Request (as such term is defined in the Certificate of Designations) in accordance with the terms of Section 5 and Section 6 of the Certificate of Designation; provided, however, that this Agreement shall not prevent WP IX from otherwise delivering a Redemption Request (as such term is defined in the Certificate of Designations) and/or receiving the Liquidation Value (as defined in the Certificate of Designations) in accordance with and as permitted by the Certificate of Designations.

          3.2 Subject to the proviso in Section 3.1 and immediately below, WP IX hereby agrees that payment of the Preferred Stock Merger Consideration in accordance with the terms of the Merger Agreement shall be deemed to satisfy the Company's obligations under the Certificate of Designations to redeem the Company Series A Preferred Stock in accordance with the terms of Section 5 and
Section 6 of the Certificate of Designations. Upon the Effective Time, WP IX hereby irrevocably waives all other rights under Section 5 of the Certificate of Designation to convert the Company Series A Preferred Stock to Company Common Stock or to continue to hold the Company Series A Preferred Stock after the Effective Time; provided, however, that the foregoing shall not be deemed to be a waiver of WP IX's right to receive the Preferred Stock Merger Consideration in accordance with the Merger Agreement, and, except as set forth immediately above with respect to conversion of the Company Series A Preferred Stock to Company Common Stock following the Effective Time, nothing in this Agreement shall be deemed to waive any rights WP IX has pursuant to the Certificate of Designations, including WP IX's right to receive the Liquidation Value (as defined in the Certificate of Designations) in accordance with the terms of the Certificate of Designations.

     4.   Agreement to Vote Shares.
          ------------------------

          4.1 Until the Expiration Date, at every meeting of the Company's stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company's stockholders with respect to any such meeting, each Stockholder shall vote (to the extent not voted by the person(s) appointed under the Proxy) the Shares Beneficially Owned by such Stockholder:

               (a) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and any matter that would reasonably be expected to facilitate the Merger; and

               (b) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (i) the approval of any

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proposal made in opposition to, or in competition  with, the Merger or any other
transactions   contemplated  by  the  Merger  Agreement,  (ii)  any  Alternative
Transaction Proposal, and (iii) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

          4.2 In the event that a meeting of the holders of shares of Company Common Stock is held, each Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares Beneficially Owned by such Stockholder to be counted as present thereat for purposes of establishing a quorum. Except as set forth in Section
4.1 and the Proxy executed by such Stockholder, nothing in this Agreement shall limit the right of each Stockholder to vote in favor of, against or abstain with respect to any matter presented to the Company's stockholders, including in connection with the election of directors proposed by the Company or Parent or Merger Sub or by a third party not in connection with an Alternative Transaction Proposal proposed by such third party.

     5. Irrevocable Proxy. Concurrently with the execution of this Agreement, WP IX and Mr. Davis shall deliver to Parent a duly executed proxy in the forms attached hereto as Exhibit A and as Exhibit B, respectively, with respect to the Shares Beneficially Owned by such Stockholder (each a "Proxy" and collectively the "Proxies"), which Proxies are coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by applicable law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 4.1 and the first sentence of Section 4.2 covering the total number of Shares Beneficially Owned by such Stockholder in respect of which such Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by the Stockholders, (i) each Stockholder hereby revokes any and all prior proxies (other than the Proxy executed by such Stockholder) given by such Stockholder with respect to the subject matter contemplated by Section 4.1 and the first sentence of Section 4.2, and (ii) each Stockholder agrees to not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares Beneficially Owned by such Stockholder in any manner inconsistent with the terms of Section 4.1 and the first sentence of Section 4.2, until immediately after the time of the Expiration Date.

     6. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require a Stockholder to attempt to) limit or restrict Mr. Davis or any designee of a Stockholder who is a director or officer of the Company from acting in such capacity or voting in such Person's sole discretion on any matter (it being understood that this Agreement shall apply to each Stockholder solely in such Stockholder's capacity as a holder of shares of Company Common Stock, Company Series A Preferred Stock and/or holder of options or warrants to purchase shares of Company Common Stock).

     7. Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent that:

          7.1 Power; Binding Agreement. The Stockholder has full power, capacity and authority to execute and deliver this Agreement and the Proxy to which such Stockholder is a party, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, if any, on the part of the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement or the Proxy, the performance by the Stockholder of its obligations hereunder or thereunder or the consummation by the Stockholder of the transactions contemplated hereby or thereby. This Agreement and the Proxy to which such Stockholder is a party have been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitute a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

          7.2 No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by the Stockholder of this Agreement and the Proxy to which such Stockholder is a party, the performance by the Stockholder of its obligations hereunder and thereunder and the consummation by the Stockholder of the transactions contemplated hereby and thereby. None of the execution and delivery by the Stockholder of this Agreement or the Proxy to which such Stockholder is party, the performance by the Stockholder of its obligations hereunder or thereunder or the consummation by the Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any organizational documents, if any, applicable to the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or (iii) violate any Legal Requirements applicable to the Stockholder or any of the Stockholder's properties or assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or delay the Stockholder from performing its obligations under this Agreement.

          7.3 Ownership of Shares. The Stockholder (i) is the Beneficial Owner of the shares of Company Common Stock (including options and/or warrants to purchase shares of Company Common Stock and shares of Company Common Stock issuable upon the exercise of such options and/or warrants) and Company Series A Preferred Stock as indicated under the name of such Stockholder on the signature page of this Agreement, all of which are free and clear of any Liens (except any Liens arising hereunder), and (ii) as of the date hereof, does not own, beneficially or otherwise, any shares of Company Common Stock (including options and/or warrants to purchase shares of Company Common Stock and shares of Company Common Stock issuable upon the exercise of such options and/or warrants) or shares of Company Series A Preferred Stock other than as indicated under the name of such Stockholder on the signature page of this Agreement. The Shares Beneficially Owned by such Stockholder are and will be at all times up until the Expiration Date free and clear of any Liens, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on the Stockholder's voting rights and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of the Company under the Merger Agreement or of the parties to this Agreement. The Stockholder's principal residence or place of business is set forth under the name of such Stockholder on the signature page hereto.

          7.4 Voting Power. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares Beneficially Owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          7.5 No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

     8. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that:

          8.1 Power; Binding Agreement. Parent has full power, capacity and authority to execute and deliver this Agreement, to perform Parent's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action, if any, on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by it of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

          8.2 No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby. None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to Parent, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound, or (iii) violate any Legal Requirements applicable to Parent or any of Parent's properties or assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or delay Parent from
performing  its   obligations   under  this  Agreement.

     9. No Solicitation;  Notification. Until the Expiration Date and subject to
Section 6 of this Agreement, neither Stockholder, in its capacity as a stockholder of the Company, shall, and shall not authorize, knowingly encourage or permit any person or entity on such Stockholder's behalf to, directly or indirectly, take any action that would, or would reasonably be expected to, result in the violation by the Company of Section 6.3 (Alternative Transaction Proposals) of the Merger Agreement; provided that, with respect to Mr. Davis, nothing herein shall prevent Mr. Davis from taking any action solely in Mr. Davis's capacity as a director of the Company in the exercise of such director's fiduciary duties, including with respect to an Alternative Transaction Proposal or Superior Proposal in compliance with the terms of the Merger Agreement. Without limiting the generality of the foregoing, each Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this
Section 9 by such Stockholder or any of its Representatives shall be deemed to be a breach of this Agreement by such Stockholder. Neither Stockholder shall enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to its terms.

     10. Disclosure. Subject to reasonable prior notice and approval of each Stockholder (which shall not be unreasonably withheld or delayed), the Stockholders shall permit and hereby authorize Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to thereto, each Stockholder's identity and ownership of Shares Beneficially Owned by such Stockholder and the nature of each Stockholder's commitments, arrangements and understandings under this Agreement.

     11. Dissenters Rights. Each Stockholder agrees not to exercise any rights of appraisal or any dissenters' rights that such Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     12. Further Assurances. Subject to the terms and conditions of this Agreement, until the Expiration Date, each Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder's obligations under this Agreement. Until the Expiration Date and subject to Section 6 of this Agreement, each Stockholder, in such Stockholder's capacity as a holder of shares  of  Company  Series  A  Preferred  Stock or  Company  Common  Stock,  as
applicable, shall at all times publicly support the Merger and other transactions contemplated by the Merger Agreement; provided, however, that the forgoing shall in no event require either Stockholder to make any public statements regarding the Merger and other transactions contemplated by the Merger Agreement.

     13. Termination. This Agreement and the Proxies shall automatically terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any party hereto from any liability, or otherwise limit the liability of any party hereto, for any breach of this Agreement.

     14.  Miscellaneous.
          -------------

          14.1 Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

          14.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          14.3 Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any party hereof may be assigned to any other Person (other than to Merger Sub by Parent) without the prior written consent of the other parties hereto.

          14.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          14.5 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the other parties hereto shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to a party upon any such violation, the parties hereto shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity.

          14.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          14.7 Submission to Jurisdiction. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto: (a) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal court of the United States of America, sitting in Delaware); (b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in the Court of Chancery of the State of Delaware (or, if applicable, such Federal court); (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Court of Chancery of the State of Delaware (and, if applicable, such Federal court); and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware (or, if applicable, such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.11. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          14.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.8.

          14.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          14.10 Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          14.11 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):


          If to Parent:       McAfee, Inc.
                              3965 Freedom Circle
                              Santa Clara, California 95054
                              Attention:  Vice  President--
                              Corporate  Development
                              Facsimile No.: (408) 346-3314

                              with copies to:

                              McAfee,  Inc.
                              3965  Freedom  Circle
                              Santa Clara,  California  95054
                              Attention: General Counsel
                              Facsimile No.: (408) 346-3314

                              and:

                              Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attention: Jeffrey D. Saper
                                         Lawrence M. Chu
                              Facsimile No.: (650) 493-6811

          If  to a
          Stockholder:        To the address for notice for such Stockholder set
                              forth on the signature page hereof.

                              with a copy to (which shall not constitute notice):

                              Willkie Farr & Gallagher LLP
                              787 Seventh Avenue
                              New York, NY 10019
                              Attention:      Steven J. Gartner, Esq.
                              Facsimile No.: (212) 728-9222

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and
(iv) in the case of mailing, on the third (3rd) Business Day following that on which the piece of mail containing such communication is posted.

          14.12 Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or
interpretation   of  this  Agreement  in  any  manner.

          14.13 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          14.14 Interpretation.

               (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

               (b) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          14.15 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          14.16 Several Obligations. Any representation, warranty, covenant or agreement made by a Stockholder herein shall be deemed to be several and not joint. Without limiting the generality of the foregoing, under no circumstances shall any Stockholder have any liability or obligation with respect to any misrepresentation or breach of any covenant, duty or obligation of any other Stockholder.

          14.17 Option and Warrant Exercises. Nothing in this Agreement shall require a Stockholder to exercise any option or warrant to purchase shares of Company Common Stock or prevent a Stockholder from exercising any option or warrant to purchase shares of Company Common Stock.

          14.18 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The obligations of each Stockholder in this Agreement shall not be effective or binding upon such Stockholder until immediately after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub.

                  [Remainder of Page Intentionally Left Blank]

                      [Signature Page to Voting Agreement]


                      (Signature page to Voting Agreement)

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.




McAfee, Inc.:                                                Warburg Pincus Private Equity IX, L.P.
                                                             By:  Warburg Pincus IX LLC, its General Partner
By:  /s/ Mark Cochran                                        By:  Warburg Pincus Partners LLC, its Managing Member
     -------------------------------                         By:  Warburg Pincus & Co., its Managing Member

Name:Mark Cochran
     ------------------------------

Title: EVP and General Counsel
       ----------------------------
                                                             By:  /s/ Cary Davis
                                                                  -------------------------------------

                                                             Name: Cary Davis
                                                                  ------------------------------------

                                                             Title: Partner

                                                             Address:  466 Lexington Avenue, NY, NY 10017

                                                             Facsimile No.:(212) 878-9351


                                                             Shares beneficially owned:

                                                             6,270,728 shares of Company Common Stock(2)

                                                             700,000 shares of Company Series A Preferred Stock

                                                             1,064,259.93  shares of  Company  Common  Stock  issuable
                                                             upon the  exercise of  outstanding  options,  warrants or
                                                             other rights



----------------------

     (2) Amount represents the number of shares of Company Common Stock issuable upon conversion of the Company Series A Preferred Stock beneficially owned by the Stockholder as of the date hereof and excludes a Warrant to acquire 1,064,259.93 shares of Company Common Stock which is referenced below.




McAfee, Inc.:

By:  /s/ Mark Cochran                                        By:  /s/ Cary Davis
     -------------------------------                              -------------------------------

Name: Mark Cochran
      ------------------------------                         Name: Cary Davis
                                                                   -------------------------------
Title: EVP and General Counsel
       ----------------------------                          Address:  c/o Warburg Pincus LLC

                                                             466 Lexington Avenue, NY, NY 10017

                                                             Facsimile No.: (212) 878-9351


                                                             Shares beneficially owned:

                                                             15,000 shares of Company Common Stock

                                                             0 shares of Company Series A Preferred Stock

                                                             5,000  shares of  Company  Common  Stock  issuable
                                                             upon the  exercise of  outstanding  options,  warrants or
                                                             other rights


                                    EXHIBIT A
                                    ---------

                                IRREVOCABLE PROXY

     The undersigned stockholder ("Stockholder") of Secure Computing Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Dave DeWalt and Mark Cochran of McAfee, Inc., a Delaware Corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares in accordance with the terms of this Irrevocable Proxy until the Expiration Date. Upon Stockholder's execution of this Irrevocable Proxy, (i) the Stockholder hereby revokes any and all prior proxies (other than this Irrevocable Proxy) given by the Stockholder with respect to the subject matter contemplated by Section 4.1 and the first sentence of Section 4.2 of the Voting Agreement, and (ii) the Stockholder agrees to not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of Section 4.1 and the first sentence of Section 4.2 of the Voting Agreement, until immediately after the time of the Expiration Date.

     This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent, Stockholder and the other party thereto (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), among Parent, Seabiscuit Acquisition Company, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Voting Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and any matter that would reasonably be expected to facilitate the Merger; and (ii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (a) the approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement, (b) any Alternative Transaction Proposal, and (c) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any other transaction contemplated by the Merger Agreement. Except as set forth immediately above, nothing in this Agreement shall limit the right of the Stockholder to vote in favor of, against or abstain with respect to any matter presented to the Company's stockholders, including in connection with the election of directors proposed by the Company or Parent or Merger Sub or by a third party not in connection with an Alternative Transaction Proposal proposed by such third party.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein.

         Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

     This Irrevocable Proxy shall automatically terminate, and be of no further force and effect, upon the Expiration Date.


Dated: September 21, 2008



                        STOCKHOLDER:

                        WARBURG PINCUS PRIVATE EQUITY IX, L.P.
                        By:  Warburg Pincus IX LLC, its General Partner
                        By:  Warburg Pincus Partners LLC, its Managing Member
                        By:  Warburg Pincus & Co., its Managing Member



                        By:   /s/ Cary Davis
                              ----------------------------------------
                        Name: Cary Davis
                              ----------------------------------------
                        Title: Partner

                                    EXHIBIT B
                                    ---------

                                IRREVOCABLE PROXY

     The undersigned stockholder ("Stockholder") of Secure Computing Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Dave DeWalt and Mark Cochran of McAfee, Inc., a Delaware Corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares in accordance with the terms of this Irrevocable Proxy until the Expiration Date. Upon Stockholder's execution of this Irrevocable Proxy, (i) the Stockholder hereby revokes any and all prior proxies (other than this Irrevocable Proxy) given by the Stockholder with respect to the subject matter contemplated by Section 4.1 and the first sentence of Section 4.2 of the Voting Agreement, and (ii) the Stockholder agrees to not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of Section 4.1 and the first sentence of Section 4.2 of the Voting Agreement, until immediately after the time of the Expiration Date.

     This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent, Stockholder and the other party thereto (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), among Parent, Seabiscuit Acquisition Company, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Voting Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and any matter that would reasonably be expected to facilitate the Merger; and (ii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (a) the approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement, (b) any Alternative Transaction Proposal, and (c) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any other transaction contemplated by the Merger Agreement. Except as set forth immediately above, nothing in this Agreement shall limit the right of the Stockholder to vote in favor of, against or abstain with respect to any matter presented to the Company's stockholders, including in connection with the election of directors proposed by the Company or Parent or Merger Sub or by a third party not in connection with an Alternative Transaction Proposal proposed by such third party.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein.

     Any  obligation  of  Stockholder   hereunder  shall  be  binding  upon  the
successors and assigns of Stockholder.

     This Irrevocable Proxy shall automatically terminate, and be of no further force and effect, upon the Expiration Date.




Dated: September 21, 2008





                                   By:  /s/ Cary Davis
                                        ----------------------------------------
                                   Name:  Cary Davis
                                   Address:  c/o Warburg Pincus LLC
                                   466 Lexington Avenue, NY, NY 10017
                                   Facsimile No.: (212) 922-0795


                      (Signature Page to Irrevocable Proxy)